Exhibit 99.1

FOR IMMEDIATE RELEASE

News Media, contact:	Nicole Ducouer (336) 986-7090
Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HanesBrands Names Scott Lewis Chief Financial Officer

WINSTON-SALEM, N.C. — (BUSINESS WIRE) — July 11, 2023 — HanesBrands (NYSE: HBI), a leading global marketer of branded everyday apparel, today announced that Interim Chief Financial Officer Scott Lewis has been appointed Chief Financial Officer, effective immediately. Lewis will also continue in his role as Chief Accounting Officer, a position he has held since 2015.

A 17-year veteran of HanesBrands with an extensive background in accounting, tax, controllership, and external reporting, Lewis brings more than 25 years of financial leadership experience to the role. In addition to serving as Interim Chief Financial Officer from March 2023 to present, Lewis has spent eight years as the Company’s Chief Accounting Officer. In that time, Lewis also served as Interim Chief Financial Officer from January 2020 through April 2021. In his time with HanesBrands, Lewis was the transformation lead for the implementation of the Company’s ERP system, led the Company’s efforts to establish global shared services, helped lead the company through COVID, and led the refinancing of our debt in early 2023. Prior to joining HanesBrands, Lewis spent time with KPMG as a Senior Manager for Audit and Advisory. Lewis graduated from Appalachian State University with a bachelor’s degree in Business Administration.

“Scott has deep knowledge of our business and financial organization and the Board and I are pleased to appoint him to the CFO role on a permanent basis,” said Steve Bratspies, HanesBrands CEO. “The consummate team player, Scott has done an excellent job filling in as our Interim CFO on two separate occasions. With the experience and skillsets he brings, Scott is ideally suited to help position the Company for future success. On a personal level, I appreciate his partnership and look forward to working with him more closely to execute on our strategic priorities and Full Potential Plan.”

“I am honored to have the opportunity to lead HanesBrands’ finance organization,” said Lewis. “I believe that HanesBrands has significant opportunities for growth and value creation ahead. I look forward to working closely with Steve and the entire leadership team to capture those opportunities, chart a clear path for profitable and sustainable growth and drive increased shareholder value.”

About HanesBrands

HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. HBI employs 51,000 associates in 32 countries and has built a strong reputation for workplace quality and ethical business practices. The company, a longtime leader in sustainability, has set aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our plans, expectations, long-term goals and trends associated with the appointment of the new CFO, as well as the expectations for growth in our business. These forward-looking statements are based on our current intentions, beliefs, plans and expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to successfully execute our Full Potential plan to achieve the desired results; any potential ongoing effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

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